EXHIBIT 23.2

CONSENT OF COUNSEL

We hereby consent to the use of our name wheresoever set forth in this Registration Statement (S-8) and also to the use of our opinion letter dated December 12, 2006, which is included herein.

Dated: Mineola, New York
           December 12, 2006

/s/ Meltzer, Lippe, Goldstein & Breitstone, LLP Meltzer, Lippe, Goldstein & Breitstone, LLP